Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-17031, 333-17055, 333-17405, 333-89219, 333-93593, 333-38444, 333-101780, 333-113041, 333-125702, 333-149581, 333-150019, 333-151476, and 333-157203 on Form S-8 and Nos. 333-24685, 333-43071 and 333-147658 on Form S-3 of our report dated November 18, 2009, relating to the financial statements and financial statement schedule of Rockwell Automation, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for uncertain income tax positions and the change in the method of accounting for Rockwell Automation, Inc.’s defined benefit pension and other postretirement benefit plans) and the effectiveness of Rockwell Automation Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rockwell Automation, Inc. for the year ended September 30, 2009.
/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
November 18, 2009